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                                                                    Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2000 Employee Stock Purchase Plan, of our report dated May 22, 2000 (except as to Note 16 for which the date is July 10, 2000, and Note 17 for which the date is August 8, 2000), with respect to the financial statements and schedule of Pharsight Corporation included in Amendment No. 4 to the Registration Statement (Form S-1 No. 333-34896) and related Prospectus of Pharsight Corporation filed with the Securities and Exchange Commission on August 9, 2000.

                                        /s/ Ernst & Young LLP


San Jose, California
August 21, 2000